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Exhibit 10.35

APNs: 162-16-610-016,
162-16-610-007 and
162-16-610-006

Recording requested by and recorded
counterparts should be returned to:

Sony Ben-Moshe, Esq.
Latham & Watkins
701 B Street, Suite 2100
San Diego, California 92101

Mail Property Tax Statements to:

Palo, LLC
Legal Department
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109

DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

MADE BY

PALO, LLC,
a Nevada limited liability company,
as Trustor,

to

Nevada Title Company,
a Nevada corporation,
as Trustee,
for the benefit of

DEUTSCHE BANK TRUST COMPANY AMERICAS,
IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE BANKS,
AS BENEFICIARY

        *******************************************************************************************

        THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY, NEVADA UNDER THE NAMES OF PALO, LLC AS "DEBTOR" AND DEUTSCHE BANK TRUST COMPANY AMERICAS AS "SECURED PARTY."

        THIS INSTRUMENT IS A "CONSTRUCTION MORTGAGE" AS THAT TERM IS DEFINED IN SECTION 104.9334(8) OF THE NEVADA REVISED STATUTES AND SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF AN IMPROVEMENT UPON LAND.

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ARTICLE FIVE RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE		26
5.1	Exercise of Remedies by Trustee	26
5.2	Rights and Privileges of Trustee	27
5.3	Resignation or Replacement of Trustee	27
5.4	Authority of Beneficiary	27
5.5	Effect of Appointment of Successor Trustee	27
5.6	Confirmation of Transfer and Succession	27
5.7	Exculpation	28
5.8	Endorsement and Execution of Documents	28
5.9	Multiple Trustees	28
5.10	Terms of Trustee's Acceptance	28
ARTICLE SIX MISCELLANEOUS PROVISIONS		29
6.1	Heirs, Successors and Assigns Included in Parties	29
6.2	Addresses for Notices, Etc	29
6.3	Change of Notice Address	29
6.4	Headings	29
6.5	Invalid Provisions to Affect No Others	29
6.6	Changes and Priority Over Intervening Liens	30
6.7	Estoppel Certificates	30
6.8	Waiver of Setoff and Counterclaim	30
6.9	Governing Law	30
6.10	Required Notices	30
6.11	Reconveyance	31
6.12	Attorneys' Fees	31
6.13	Late Charges	31
6.14	Cost of Accounting	31
6.15	Right of Entry	31
6.16	Corrections	31
6.17	Statute of Limitations	31
6.18	Subrogation	31
6.19	Joint and Several Liability	32
6.20	Homestead	32
6.21	Context	32
6.22	Time	32
6.23	Interpretation	32
6.24	Effect of NRS 107.030	32
6.25	Amendments	32
6.26	No Conflicts	32
ARTICLE SEVEN POWER OF ATTORNEY		32
7.1	Grant of Power	32
7.2	Other Acts	33
ARTICLE EIGHT GUARANTOR PROVISIONS		33
8.1	Absolute and Unconditional Obligations	33
8.2	Waiver	33
8.3	Net Worth Limitation	34

SCHEDULE A DESCRIPTION OF THE LAND

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DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

        THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter called "Deed of Trust") is made and effective as of July 2, 2002, by PALO, LLC, a Nevada limited liability company (together with all successors and assigns of the Trust Estate (as hereinafter defined), "Trustor"), whose address is 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109, to Nevada Title Company, a Nevada corporation, whose address is 2500 North Buffalo, Suite 150, Las Vegas, Nevada 89128, as Trustee ("Trustee"), for the benefit of DEUTSCHE BANK TRUST COMPANY AMERICAS ("Beneficiary"), in its capacity as Administrative Agent under (i) that certain Amended and Restated Commitment Letter (as the same may be amended or modified from time to time, the "Commitment Letter") dated as of June 14, 2002, among Wynn Resorts Holdings, LLC, a Nevada limited liability company (formerly known as Wynn Resorts, LLC), Beneficiary, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear, Stearns & Co. Inc., Valvino Lamore, LLC, a Nevada limited liability company, and Wynn Las Vegas, LLC, a Nevada limited liability company ("Borrower"), and that certain Credit Agreement (as the same may be amended or modified from time to time, the "Credit Agreement") to be entered into in connection with and in furtherance of the Commitment Letter among Borrower, Beneficiary and the other parties signatory thereto (such other parties, together with Beneficiary and Deutsche Bank Securities Inc., the "Banks") pursuant to which the Banks have agreed to lend to Borrower an aggregate principal amount of $1,000,000,000 and (ii) that certain Guaranty (as the same may be amended or modified from time to time, the "Guaranty") to be entered into in connection with and in furtherance of the Commitment Letter and the Credit Agreement by Trustor for the benefit of Beneficiary on behalf of the Banks pursuant to which Trustor will guaranty the payment and performance of all obligations of Borrower under the Credit Agreement and the other Loan Documents.

THIS INSTRUMENT SECURES FUTURE ADVANCES. THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED HEREBY IS $1,000,000,000. THIS INSTRUMENT IS TO BE GOVERNED BY THE PROVISIONS OF NRS 106.300 THROUGH NRS 106.400 INCLUSIVE.

THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING. INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT A RATE WHICH MAY FLUCTUATE FROM TIME TO TIME.

        DEFINITIONS—As used in this Deed of Trust, the following terms have the meanings hereinafter set forth:

        "Accounts Receivable" shall have the meaning set forth in Section 9-102 (NRS 104.9102) of the UCC for the term "account."

        "Appurtenant Rights" means all and singular tenements, hereditaments, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity in any way belonging, benefiting, relating or appertaining to the Land, the airspace over the Land, the Improvements or any of the Trust Estate encumbered by this Deed of Trust, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor.

        "Bankruptcy" means, with respect to any Person, that (i) a court having jurisdiction in the Trust Estate shall have entered a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order has not been stayed; or any other similar relief shall have been granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against such Person, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the Trust Estate for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Person, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or (iii) such Person shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or such Person shall make any assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable or if the fair market value of its assets does not exceed its aggregate liabilities; or (iv) such Person shall, or the Board of Directors of such Person (or any committee thereof) shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above.

        "Bankruptcy Code" means Title 11 of the United Sates Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute thereto.

        "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the State of Nevada or the City of New York are not required to be open.

        "Deed of Trust" means this Deed of Trust as it may be amended, increased or modified from time to time.

        "Disbursement and Administration Agreement" means that certain Master Disbursement and Administration Agreement to be entered into on even date with the Credit Agreement, among Borrower, Beneficiary, the trustee for holders of mortgage notes to be issued in connection with the financing of the Project, a disbursement agent to be named therein and the other parties signatory thereto, as the same may hereafter be amended or modified in accordance with its terms and the terms of the Credit Agreement.

        "Event of Default" has the meaning set forth in Section 3.1 hereof.

        "FF&E" means all furniture, fixtures, equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Land or Improvements whether or not the same constitutes real property or fixtures in the State of Nevada, including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, all gaming and financial equipment, computer equipment, calculators, adding machines, gaming tables, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Land or Improvements, together with all Venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in, affixed to or placed upon the Land or Improvements.

        "FF&E Financing Agreement" means any financing agreement entered into by Trustor (i) the proceeds of which are used by Trustor for the acquisition or lease of FF&E, (ii) pursuant to which Trustor grants to the lender or lessor thereunder a security interest in the FF&E so acquired or leased and (iii) which is permitted by the Credit Agreement and the Guaranty.

        "Governmental Authority" means any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Nevada Gaming Authority.

        "Imposition" means any taxes, assessments, water rates, sewer rates, maintenance charges, other governmental impositions and other charges now or hereafter levied or assessed or imposed against the Trust Estate or any part thereof.

        "Improvements" means (1) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any real property encumbered hereby, and (2) all fixtures, machinery, appliances, goods, building or other materials, equipment, including without limitation all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, Venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units; all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, communication systems, and equipment; all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Land; all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Land; all amusement rides and attractions attached to the Land, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Trustor or in which Trustor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Land or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Trustor in and to any such property, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered.

        "Insolvent" means with respect to any person or entity, that such person or entity shall be deemed to be insolvent if it shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable and/or if the fair market value of its assets does not exceed its aggregate liabilities.

        "Intangible Collateral" means (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Land or Improvements, including, without limitation, the name "Le Reve", including any variations thereon, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Land or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Project (or in connection with the marketing of the Project), and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Project, including, without limitation, any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) subject to the absolute assignment contained herein, the Rents; (c) any and all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Trustor and its subsidiaries), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, including without limitation condemnation awards and insurance proceeds, and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Trust Estate and the Improvements and in which Trustor now or hereafter has rights; and (d) general intangibles, vacation license resort agreements or other time share license or right to use agreements, including without limitation all rents, issues, profits, income and maintenance fees resulting therefrom, whether any of the foregoing is now owned or hereafter acquired.

        "Land" means the real property situated in the County of Clark, State of Nevada, more specifically described in Schedule A attached hereto and incorporated herein by reference, including any after acquired title thereto.

        "Legal Requirements" means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws and regulations, all applicable gaming laws and regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders, and other requirements of any Governmental Authority having jurisdiction over Trustor, the Trust Estate and/or any Affiliate of Trustor, in effect either at the time of execution of this Deed of Trust or at any time during the term hereof, including, without limitation, all Environmental Laws and Nevada Gaming Laws.

        "Notes" means, collectively, those certain Promissory Note(s) to be issued pursuant to the Credit Agreement, as the same may be amended or replaced from time to time in accordance with its terms.

        "NRS" means the Nevada Revised Statutes as in effect from time to time.

        "Obligations" means (i) the payment and performance by Borrower of each covenant and agreement of Borrower contained in the Commitment Letter, the Credit Agreement, the Notes and the other Loan Documents (including the Security Documents) and (ii) the payment and performance by Trustor of each covenant and agreement of Trustor contained in the Guaranty, this Deed of Trust and the other Loan Documents.

        "Permitted Dispositions" means (a) the sale, transfer, lease or other disposition of assets in the Trust Estate, in the ordinary course of business, of inventory held in the ordinary course of business (b) the dispositions set forth in Section 1.10 hereof and (c) other sales, transfers, leases or other dispositions of assets in the Trust Estate, including entering into Space Leases; provided that all applicable provisions of the Loan Documents, including the Guaranty, are complied with.

        "Personal Property" has the meaning set forth in Section 1.12 hereof.

        "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Trust Estate; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Project and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Estate by any Governmental Authority; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Trust Estate; and (v) any and all other amounts from time to time paid or payable in connection with any of the Trust Estate; provided, however, that the Trustor is not authorized to dispose of any of the Trust Estate unless such disposition is a Permitted Disposition.

        "Project" means the resort-hotel-casino-mall complex proposed to be constructed in Clark County, Nevada as described in the Plans and Specifications and as applicable to the Land and the Improvements, as such Plans and Specifications may be amended pursuant to the Disbursement and Administration Agreement.

        "Rents" means all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, income, proceeds and other benefits to which Trustor may now or hereafter be entitled from the Land, the Improvements, the Space Leases or any property encumbered hereby or any business or other activity conducted by Trustor at the Land or the Improvements.

        "Space Leases" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Trust Estate that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Land or Improvements and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Trust Estate to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Deed of Trust, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Land, the Improvements or any part thereof.

        "Space Lessee(s)" means any and all tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Leases.

        "Tangible Collateral" means all personal property, goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Project and/or used in the operation of the hotel, casino, restaurants, stores, parking facilities, observation tower and all other commercial operations on the Land or Improvements, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored therein in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or Improvements, and all construction materials and all furnishings, fixtures and equipment, including, but not limited to, all FF&E and all equipment and devices which are or are to be installed and used in connection with the operation of the Project, those items of furniture, fixtures and equipment which are to be purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter own or acquire an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Project and all present and future right and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Land or the Improvements.

        "Title Insurer" means Commonwealth Land Title Company.

        "Trust Estate" means all of the property described in Granting Clauses (A) through (O) below, inclusive, and each item of property therein described, provided, however, that such term shall not include the property described in Granting Clause (P) below.

        "UCC" means the Uniform Commercial Code in effect in the State of Nevada from time to time, NRS chapters 104 and 104A.

        The following terms shall have the meaning assigned to such terms in the Disbursement and Administration Agreement:

  Environmental Laws
  Financing Agreements
  Funding Agents
  Plans and Specifications

        The following terms shall have the meaning assigned to such terms in the Credit Agreement:

  Affiliate
  Closing Date
  Lien
  Loan Documents
  Nevada Gaming Authority
  Nevada Gaming Laws
  Nevada Gaming License
  Palo Security Agreement
  Permitted Encumbrance
  Permitted Liens
  Person
  Security Documents

In addition, any capitalized terms used in this Deed of Trust which are not otherwise defined herein shall have the meaning ascribed to such terms in the Disbursement and Administration Agreement and, if not defined therein, the meaning ascribed to such terms in the Credit Agreement and, if not defined therein, the meaning ascribed to such terms in the Guaranty.

W I T N E S E T H:

        IN CONSIDERATION OF TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION; THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND FOR THE PURPOSE OF SECURING in favor of Beneficiary (1) the Obligations; (2) the payment of such additional loans or advances as hereafter may be made to Trustor (individually or jointly and severally with any other Person) or its successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; provided, however, that any and all future advances by Beneficiary to Trustor made for the improvement, protection or preservation of the Trust Estate, together with interest at the rate applicable to overdue principal set forth in the Credit Agreement, shall be automatically secured hereby unless such a note or instrument evidencing such advances specifically recites that it is not intended to be secured hereby and (3) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof or to protect the security hereof (including Protective Advances as such term is defined in Section 4.2 hereof), together with interest thereon as herein provided, Trustor, in consideration of the premises, and for the purposes aforesaid, does hereby ASSIGN, BARGAIN, CONVEY, PLEDGE, RELEASE, HYPOTHECATE, WARRANT, AND TRANSFER WITH POWER OF SALE UNTO TRUSTEE IN TRUST FOR THE BENEFIT OF BENEFICIARY AND THE BANKS each of the following:

        (A)  The Land;

        (B)  TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to the Improvements;

        (C)  TOGETHER WITH all Appurtenant Rights;

        (D)  TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to the Tangible Collateral to the extent permitted by, or not prohibited by, Nevada Gaming Laws and other applicable law;

        (E)  TOGETHER WITH the Intangible Collateral to the extent permitted by, or not prohibited by, Nevada Gaming Laws and other applicable law;

        (F)  TOGETHER WITH (i) all the estate, right, title and interest of Trustor of, in and to all judgments and decrees, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof, or to any Appurtenant Rights thereto, and Beneficiary is (subject to the terms hereof) hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) all proceeds of any sales or other dispositions of the property or rights described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B), (C), (D) and (E), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

        (G)  TOGETHER WITH the absolute assignment of any Space Leases or any part thereof that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Law) arising from the Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Trustee for the benefit of Beneficiary and the conditional permission hereinbelow given to Trustor to collect the Rents), (b) all guarantees, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to the Space Leases, (c) all of Trustor's right, title, and interest under the Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee or licensee, or their successor(s), under any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Space Leases, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify, or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Space Leases and all obligations of the tenants thereunder based upon (A) any breach by such tenant under the applicable Space Lease (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to any Bankruptcy Law) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Law). Permission is hereby given to Trustor, so long as no Event of Default has occurred and is continuing hereunder, to collect and use the Rents, as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of an Event of Default, the permission hereby given to Trustor to collect the Rents shall automatically terminate, but such permission shall be reinstated upon a cure or waiver of such Event of Default. Beneficiary shall have the right, at any time and from time to time, to notify any Space Lessee of the rights of Beneficiary as provided by this section;

        Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (G) shall not constitute an assignment for purposes of security but shall constitute an absolute and present assignment of the Rents to Beneficiary, subject, however, to the conditional license given to Trustor to collect and use the Rents as hereinabove provided; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor;

        (H)  TOGETHER WITH all of Trustor's right, title and interest in and to any and all Plans and Specifications and all maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land or the Project and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Project or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land and purchase contracts or any agreement granting Trustor a right to acquire any land situated within Clark County, Nevada;

        (I)  TOGETHER WITH, to the extent permitted by applicable law, all of Trustor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights, contract rights now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Land, the FF&E, the Project, or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land including, without limitation, any liquor or Nevada Gaming Licenses (except for any registrations, licenses, findings of suitability or approvals issued by the Nevada Nevada Gaming Authorities or any other liquor or gaming licenses which are non-assignable); provided, that upon an Event of Default hereunder or under the

Credit Agreement or under the Guaranty, if Beneficiary is not qualified under the Nevada Gaming Laws to hold such Nevada Gaming Licenses, then Beneficiary may designate an appropriately qualified third party to which an assignment of such Nevada Gaming Licenses can be made in compliance with the Nevada Gaming Laws;

        (J)  TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to all water stock, water permits and other water rights relating to the Land;

        (K)  TOGETHER WITH all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto;

        (L)  TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, the Commitment Letter, the Credit Agreement, the Guaranty or any other Loan Document (including any Security Document), including, without limitation, any Protective Advances (as defined in Section 4.2 hereof) under this Deed of Trust; and all of Trustor's right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Trust Estate, and all conversions of any of the foregoing; it being the intention of Trustor that all property hereafter acquired by Trustor and required by the Commitment Letter, the Credit Agreement, the Guaranty, any other Loan Document (including any Security Document) or this Deed of Trust to be subject to the lien of this Deed of Trust or intended so to be shall forthwith upon the acquisition thereof by Trustor be subject to the lien of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and Trustee and Beneficiary are hereby authorized, subject to Nevada Gaming Laws and other applicable laws, to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Trustor agrees to take any action as may reasonably be necessary to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;

        (M) TOGETHER WITH, to the extent permitted by applicable laws, any and all Accounts Receivable and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Beneficiary, who, except as otherwise expressly provided in this Deed of Trust (including the provisions of Section 1.13 hereof), is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Obligations secured hereunder, whether or not then due and payable;

        (N)  TOGETHER WITH Proceeds of the foregoing property described in Granting Clauses (A) through (M);

        (O)  TOGETHER WITH Trustor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clauses (A) through (N) inclusive, above, for debt or otherwise; and

        (P)  EXPRESSLY EXCLUDING, HOWEVER, any assets expressly excluded from the definition of "Palo Collateral" in the Guaranty.

        Trustor, for itself and its successors and assigns, covenants and agrees to and with Trustee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Trustor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Trust Estate in the manner and form as aforesaid, and that the Trust Estate is free and clear of all liens and encumbrances whatsoever, except

Permitted Liens, and Trustor shall warrant and forever defend the above-bargained property in the quiet and peaceable possession of Trustee and its successors and assigns against all and every person or persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for Permitted Liens. Trustor agrees that any greater title to the Trust Estate hereafter acquired by Trustor during the term hereof shall be automatically subject hereto.

ARTICLE ONE

COVENANTS OF TRUSTOR

        The Beneficiary and the Banks have been induced to enter into the Commitment Letter, the Credit Agreement, the Guaranty and the other Loan Documents and to make advances of loans thereunder to Borrower on the basis of the following material covenants, all agreed to by Trustor:

        1.1    Performance of Financing Agreements.    Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Guaranty and the other Financing Agreements and shall promptly pay to the respective Funding Agents, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust, the Guaranty and the other Financing Agreements.

        1.2    General Representations, Covenants and Warranties.    Trustor represents, covenants and warrants that: (a) Trustor has good and marketable title to an indefeasible fee estate in the Land, free and clear of all encumbrances except Permitted Encumbrances, and that it has the right to hold, occupy and enjoy its interest in the Trust Estate, and has good right, full power and lawful authority to subject the Trust Estate to the Lien of this Deed of Trust and pledge the same as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof; (b) Trustor is not Insolvent and no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Trustor's knowledge, threatened against Trustor; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due (subject to the provisions of the Disbursement and Administration Agreement, the Credit Agreement, the Guaranty and this Deed of Trust); (d) the Land has direct access for ingress and egress to dedicated street(s); (e) Trustor shall at all times conduct and operate the Trust Estate in a manner so as not to lose, or permit its affiliate to lose, the right to conduct gaming activities at the Project; (f) no material part of the Trust Estate has been damaged, destroyed, condemned or abandoned, other than those portions of the Trust Estate that have been the subject of condemnation proceedings that have resulted in the conveyance of such portion of the Trust Estate to the Trustor; (g) no part of the Trust Estate is the subject of condemnation proceedings, other than condemnation proceedings to convey Land to the Trustor, and Trustor has no knowledge of any contemplated or pending condemnation proceeding with respect to any portion of the Trust Estate other than condemnation proceedings to convey Land to the Trustor; and (h) Trustor acknowledges and agrees that it presently may use, and in the past may have used, one or more of the trade or fictitious names, "Le Reve", "Wynn Collection", "Wynn Resorts" and "Desert Inn" and in each case variations thereof (collectively, the "Enumerated Names") in connection with the operation of the business at the Trust Estate, and Trustor further represents and warrants that the Enumerated Names are the only such trade or fictitious names Trustor has so used. For all purposes under this Deed of Trust it shall be deemed that the term "Trustor" includes all trade or fictitious names that Palo, LLC (or any successor or assign thereof) now or hereafter uses, or has in the past used, including, without limitation, the Enumerated Names, with the same force and effect as if this Deed of Trust had been executed in all such names (in addition to "Palo, LLC").

        1.3    Compliance with Legal Requirements.    Except as provided in the Guaranty, Trustor shall promptly, fully, and faithfully comply in all material respects with all Legal Requirements and shall cause all portions of the Trust Estate and its use and occupancy to fully comply in all material respects with Legal Requirements at all times, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Trust Estate.

        1.4    Taxes.    Except as otherwise permitted by the Guaranty, (a) Trustor shall pay all Impositions as they become due and payable and shall deliver to Beneficiary promptly upon Beneficiary's request, evidence satisfactory to Beneficiary that the Impositions have been paid or are not delinquent; (b) Trustor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Land as a single lien, except as may be required by law; and (c) in the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the taxation of deeds of trust or obligations secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on this Deed of Trust, the Guaranty or the other Loan Documents to which Trustor is a party, Trustor shall pay all such taxes.

        1.5    Insurance.

          (a)    Hazard Insurance Requirements and Proceeds.

            (1)    Hazard Insurance.    Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Trust Estate and liability insurance policies, all in accordance with the requirements of the Guaranty. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Trust Estate in partial or complete extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Beneficiary in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

            (2)    Handling of Proceeds.    All Proceeds from any insurance policies shall be collected, held, handled and disbursed in accordance with the provisions of the Credit Agreement, the Guaranty and the Disbursement and Administration Agreement (while in effect). All proceeds of insurance allocable to Trustor, as owner of the Land, and attributable to business interruption insurance shall be collected, held, handled and disbursed in accordance with the provisions of the Credit Agreement, the Guaranty and the Disbursement and Administration Agreement. Any such proceeds disbursed to Beneficiary shall be applied to pay amounts then due and payable under this Deed of Trust. The balance shall be retained by Beneficiary or its designee in an interest bearing or other investment account approved by Beneficiary, which account Trustor hereby pledges to Beneficiary to secure the Obligations. Disbursements shall be permitted from such account to pay expenses reasonably incurred by Trustor in owning and operating the Trust Estate, as reasonably approved by Beneficiary.

          (b)    Compliance with Insurance Policies.    Trustor shall not violate or permit to be violated any of the conditions or provisions of any policy of insurance required by the Guaranty or this Deed of Trust and Trustor shall so perform and satisfy the requirements of the companies writing such policies that, at all times, companies of good standing shall be willing to write and/or continue such insurance. Trustor further covenants to promptly send to Beneficiary all notices relating to any violation of such policies or otherwise affecting Trustor's insurance coverage or ability to obtain and maintain such insurance coverage.

        1.6    Condemnation.    Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith, and Trustor hereby appoints Beneficiary as its attorney-in-fact to take any action in Trustor's name pursuant to Beneficiary's rights hereunder.

Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Estate or any portion thereof, Trustor shall notify the Trustee and Beneficiary of the pendency of such proceedings. Trustor from time to time shall execute and deliver to Beneficiary all instruments requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Trustee and Beneficiary, and unless otherwise required, the foregoing permission shall, without more, be deemed sufficient to permit Trustee and/or Beneficiary to participate in such proceedings on behalf of Trustor. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, are, whether paid to Beneficiary or Trustor or a third party trustee, included in the Trust Estate. Beneficiary, after deducting therefrom all its expenses, including reasonable attorneys fees, shall apply all Proceeds paid directly to it in accordance with the provisions of the Credit Agreement and the Guaranty. All Proceeds paid directly to the Trustor shall be applied in accordance with the Guaranty and the Disbursement and Administration Agreement. To the extent that any condemnation proceeds are not required to be applied towards restoration of the improvements upon the Land, then Beneficiary shall have the right to apply said condemnation proceeds towards repayment of the Obligations. Trustor hereby waives any rights it may have under NRS 37.115, as amended or recodified from time to time.

        1.7    Care of Trust Estate.

        (a)  Trustor shall preserve and maintain the Trust Estate in good condition and repair. Trustor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Trust Estate or of any part thereof that in any manner materially impairs Beneficiary's security hereunder and shall not take any action which will increase the risk of fire or other hazard to the Trust Estate or to any part thereof.

        (b)  Except for Permitted Dispositions, no material part of the Improvements or Tangible Collateral that are part of the Trust Estate shall be removed, demolished or materially altered, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed. Trustor shall have the right, without such consent, to remove and dispose of free from the lien of this Deed of Trust any part of the Improvements or Tangible Collateral that are part of the Trust Estate as from time to time may become worn out or obsolete or otherwise not useful in connection with the operation of the Trust Estate, provided that either (i) such removal or disposition does not materially affect the value of the Trust Estate or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substantially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject only to Permitted Liens), and by such removal and replacement Trustor shall be deemed to have subjected such replacement property to the lien of this Deed of Trust.

        (c)  Notwithstanding the foregoing provisions of this Section 1.7, the Trustor may develop the Project in the manner contemplated by the Disbursement and Administration Agreement, the Credit Agreement, the Guaranty and the other Financing Agreements.

        1.8    Leases.

        (a)  Trustor represents, warrants and covenants that:

          (i)    except for the assignment effected hereby and in the other Financing Agreements, Trustor has not executed any assignment or pledge of any of Space Leases, the Rents, or of Trustor's right, title and interest in the same; and

          (ii)  this Deed of Trust does not and will not constitute a violation or default under any Space Lease, and is and shall at all times constitute a valid lien on Trustor's interests in the Space Leases.

        (b)  Trustor shall not enter into any Space Lease or any modifications or amendments to any Space Lease, either orally or in writing, unless such Space Lease complies with the requirements of the Credit Agreement and the Guaranty.

        (c)  After an Event of Default, upon the request of Administrative Agent Trustor shall deliver to Beneficiary executed copies of all Space Leases.

        1.9    Further Encumbrance.

        (a)  Trustor covenants that at all times prior to the discharge of the Obligations, except for Permitted Liens and Permitted Dispositions, Trustor shall neither make nor suffer to exist, nor enter into any agreement for, any sale, assignment, exchange, mortgage, transfer, Lien, hypothecation or encumbrance of all or any part of the Trust Estate, including, without limitation, the Rents. As used herein, "transfer" includes the actual transfer or other disposition, whether voluntary or involuntary, by law, or otherwise, except those transfers specifically permitted herein, provided, however, that "transfer" shall not include the granting of utility or other beneficial easements with respect to the Trust Estate which have been or are granted by Trustor and are reasonably necessary to the construction, maintenance or operation of the Project.

        (b)  Any Permitted Lien consisting of the lien of a deed of trust which is junior to the lien of the Loan Documents (including the Security Documents) (a "Subordinate Deed of Trust") shall be permitted hereunder so long as there shall have been delivered to Beneficiary, not less than thirty (30) days prior to the date thereof, a copy thereof which shall contain express covenants in form and substance satisfactory to Beneficiary to the effect that: (i) the Subordinate Deed of Trust is in all respects subject and subordinate to this Deed of Trust; (ii) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Trust Estate shall be named as a party defendant nor shall any action be taken with respect to the Trust Estate which would terminate any occupancy or tenancy of the Trust Estate, or any portion thereof, without the consent of Beneficiary; (iii) any Rents, if collected through a receiver or by the holder of the Subordinate Deed of Trust, shall be applied first to the obligations secured by this Deed of Trust, including principal and interest due and owing on or to become due and owing on the Notes, the Guaranty or the other Loan Documents, and then to the payment of maintenance expenses, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Trust Estate; and (iv) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust, prompt notice of the commencement thereof shall be given to Beneficiary.

        (c)  Trustor agrees that in the event the ownership of the Trust Estate or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the Notes, the Guaranty, the other Loan Documents and other Obligations hereby secured without in any way vitiating or discharging Trustor's or any guarantor's, surety's or endorser's liability hereunder or upon the obligations hereby secured. No sale of the Trust Estate and no forbearance to any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Obligations, and other sums hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of Trustor, or such guarantor, surety or endorser either in whole or in part.

        (d)  Trustor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing Agreement. If Trustor shall fail to make any payment required to be made by it under any FF&E Financing Agreement, except where Trustor is contesting such payment in good faith, then the Beneficiary shall be entitled to make such payment on Trustor's behalf and any and all sums so expended by the Beneficiary shall be secured by this Deed of Trust and shall be repaid by Trustor upon demand, together with interest thereon at the interest at the rate applicable to overdue principal set forth in the Credit Agreement from the date of advance.

        1.10    Partial Releases of Trust Estate.

        (a)  Trustor may from time to time make a Permitted Disposition including, but not limited to, (i) transferring a portion of the Trust Estate (including any temporary taking) to any person legally empowered to exercise the power of eminent domain, or pursuant to dedication agreements that are now in effect or entered into in the future in connection with the development of the Project, (ii) granting utility easements reasonably necessary or desirable for the construction and/or operation of the Project, which grant or transfer is for the benefit of the Trust Estate, or (iii) transferring a portion of the Trust Estate as permitted pursuant to the Disbursement and Administration Agreement. In each such case, Beneficiary shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Deed of Trust, provided, however, that Beneficiary shall execute a lien release or subordination agreement, as appropriate, for matters described in clauses (i) and (iii) above only if:

          (A)  Such transfer, grant or release is not prohibited by the Credit Agreement or the Guaranty and all conditions precedent contained in the Credit Agreement and the Guaranty for such transfer, grant or release, if any, shall have been satisfied;

          (B)  Beneficiary and Trustee shall have received a counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Beneficiary or Trustee is requested to execute in order to effectuate or confirm such transfer, grant or release;

          (C)  In the case of a transfer to a person legally empowered to exercise the power of eminent domain, which transfer involves property whose value is greater than $5,000,000, Beneficiary and Trustee shall have received an opinion of counsel, who may be counsel to Trustor, to the effect that the assignee or grantee of the portion of the Trust Estate being transferred is legally empowered to take such portion under the power of eminent domain; and

          (D)  Beneficiary and Trustee shall have received such other instruments, certificates (including evidence of authority) and opinions as Beneficiary or Trustee may reasonably request, including, but not limited to, opinions that the proposed release is permitted by this Section 1.10.

        (b)  Any consideration received for a transfer to any person empowered to exercise the right of eminent domain shall be subject to Section 1.6 hereof.

        1.11    Further Assurances.

        (a)  At its sole cost and without expense to Trustee or Beneficiary, and subject in all events to compliance with the Nevada Gaming Laws and other applicable Legal Requirements, Trustor shall do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Beneficiary and take any other actions that are necessary, prudent, or reasonably requested by Beneficiary or Trustee to perfect or continue the perfection and first priority of Beneficiary's security interest in the Trust Estate, to protect the Trust Estate against the rights, claims, or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Deed of Trust, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

        (b)  Trustor shall forthwith upon the execution and delivery of this Deed of Trust, and thereafter from time to time, cause this Deed of Trust and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee and/or Beneficiary to, the Trust Estate.

        1.12    Security Agreement and Financing Statements.    Trustor (as debtor) hereby grants to Beneficiary (as creditor and secured party) a present and future security interest in all Tangible Collateral, Intangible Collateral, FF&E, Improvements, all other personal property now or hereafter owned or leased by Trustor or in which Trustor has or will have any interest, to the extent that such property constitutes a part of the Trust Estate (whether or not such items are stored on the premises or elsewhere), Proceeds of the foregoing comprising a portion of the Trust Estate and all proceeds of insurance policies and consideration awards arising therefrom and all proceeds, products, substitutions, and accessions therefor and thereto, subject to Beneficiary's rights to treat such property as real property as herein provided (collectively, the "Personal Property"). Trustor shall execute and/or deliver any and all documents and writings, including without limitation financing statements pursuant to the UCC, as may be necessary or prudent to preserve and maintain the priority of the security interest granted hereby on property which may be deemed subject to the foregoing security agreement or as Beneficiary may reasonably request, and shall pay to Beneficiary on demand any reasonable expenses incurred by Beneficiary in connection with the preparation, execution and filing of any such documents. Trustor hereby authorizes and empowers Beneficiary to file, on Trustor's behalf, all financing statements and refiling and continuations thereof as advisable to create, preserve and protect said security interest. Trustor acknowledges and agrees that it is not authorized to, and will not, authenticate or file, or authorize the filing of, any financing statements or other record with respect to the Personal Property (including any amendments thereto, or continuation or termination statements thereof), except as permitted by the Guaranty. Trustor approves and ratifies any filing or recording of records made by or on behalf of Beneficiary in connection with the perfection of the security interest in favor of Beneficiary hereunder. This Deed of Trust constitutes both a real property deed of trust and a "security agreement," within the meaning of the UCC, and the Trust Estate includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Estate. Trustor by executing and delivering this Deed of Trust has granted to Beneficiary, as security of the Obligations, a security interest in the Trust Estate.

          (a)    Fixture Filing.    Without in any way limiting the generality of the immediately preceding paragraph or of the definition of the Trust Estate, this Deed of Trust constitutes a fixture filing under Sections 9-334 and 9-502 of the UCC (NRS 104.9334 and 104.9502). For such purposes, (i) the "debtor" is Trustor and its address is the address given for it in the initial paragraph of this Deed of Trust; (ii) the "secured party" is Beneficiary, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Deed of Trust; (iii) the real estate to which the fixtures are or are to become attached is Trustor's interest in the Land; and (iv) the record owner of such real estate is Trustor.

          (b)    Remedies.    This Deed of Trust shall be deemed a security agreement as defined in the UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall include any or all of (i) those prescribed herein, and (ii) those available under applicable law, and (iii) those available under the UCC, all at Beneficiary's sole election. In addition, a photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing wherever filing may be necessary to perfect or continue the security interest granted herein.

          (c)    Derogation of Real Property.    It is the intention of the parties that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in anyway derogating from or impairing the express declaration and intention of the parties hereto as hereinabove stated that everything used in connection with the production of income from the Trust Estate and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real property encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. It is the intention of the parties that the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Trustor's interest as lessors in any present or future Space Lease or rights to Rents, shall never be construed as in anyway altering any of the rights of Beneficiary as determined by this Deed of Trust or impugning the priority of Beneficiary's real property lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Beneficiary in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of Beneficiary's priority of interest to be effective against a particular class of persons, including but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

          (d)    Priority; Permitted Financing of Tangible Collateral.    All Personal Property of any nature whatsoever which is subject to the provisions of this security agreement shall be purchased or obtained by Trustor in its name and free and clear of any lien or encumbrance, except for Permitted Liens and the lien hereof, for use only in connection with the business and operation of the Project, and shall be and at all times remain free and clear of any lease or similar arrangement, chattel financing, installment sale agreement, security agreement and any encumbrance of like kind, so that Beneficiary's security interest shall attach to and vest in Trustor for the benefit of Beneficiary, with the priority herein specified, immediately upon the installation or use of the Personal Property at the Land and Trustor warrants and represents that Beneficiary's security interest in the Personal Property is a validly attached and binding security interest, properly perfected and prior to all other security interests therein except as otherwise permitted in this Deed of Trust. The foregoing shall not be construed as limiting Trustor's rights to transfer Personal Property pursuant to Permitted Dispositions or to obtain releases of Personal Property from the Lien of this Deed of Trust pursuant to Section 1.10 hereof.

          (e)    Preservation of Contractual Rights of Collateral.    Trustor shall, prior to delinquency, default, or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit, or other authorization (i) under which it holds any Tangible Collateral or (ii) which constitutes part of the Intangible Collateral, except where Trustor is contesting such obligations in good faith.

          (f)    Removal of Collateral.    Except for damaged or obsolete Tangible Collateral which is either no longer usable or which is removed temporarily for repair or improvement or removed for replacement on the Trust Estate with Tangible Collateral of similar function or as otherwise permitted herein, none of the Tangible Collateral shall be removed from the Trust Estate without Beneficiary's prior written consent.

          (g)    Change of Name.    Trustor shall not change its corporate (or other entity) or business name, or do business within the State of Nevada under any name other than such name, or any trade name(s) other than those as to which Trustor gives prior written notice to Beneficiary of its intent to use such trade names, or any other business names (if any) specified in the financing statements delivered to Beneficiary for filing in connection with the execution hereof, without, in each case, providing Beneficiary with the additional financing statement(s) and any other similar documents deemed reasonably necessary by Beneficiary to assure that its security interest remains perfected and of undiminished priority in all such Personal Property notwithstanding such name change.

        1.13    Assignment of Leases and Rents.    Subject to Nevada Gaming Laws and other applicable Legal Requirements, the assignment of Leases and Rents set out above in Granting Clause (G) shall constitute an absolute and present assignment to Beneficiary, subject to the license herein given to Trustor to collect the Rents, and shall be fully operative without any further action on the part of any party, and specifically Beneficiary shall be entitled upon the occurrence of an Event of Default hereunder to all Rents and to enter upon the Land and the Improvements to collect such Rents, provided, however, that Beneficiary shall not be obligated to take possession of the Trust Estate, or any portion thereof. The absolute assignment contained in Granting Clause (G) shall not be deemed to impose upon Beneficiary any of the obligations or duties of Trustor provided in any such Space Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Trust Estate or any part thereof).

        1.14    Expenses.

        (a)  Trustor shall pay when due and payable all out-of-pocket costs, including without limitation, those reasonable appraisal fees, recording fees, taxes, abstract fees, title policy fees, escrow fees, attorneys' and paralegal fees, travel expenses, fees for inspecting architect(s) and engineer(s) and all other costs and expenses of every character which may hereafter be incurred by Beneficiary or any assignee of Beneficiary in connection with the preparation and execution of the Guaranty and the other Loan Documents (including the Security Documents) to which Trustor is a party or instruments, agreements or documents of further assurance, the funding of the indebtedness secured hereby, and the enforcement of the Guaranty or any other Loan Document (including any Security Document) to which Trustor is a party. Other than costs associated with the enforcement of any Loan Document, all such costs shall be itemized in reasonable detail; and

        (b)  Trustor shall, upon demand by Beneficiary, reimburse Beneficiary or any assignee of Beneficiary for all such reasonable expenses which have been incurred or which shall be incurred by it; and

        (c)  Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Trust Estate, this Deed of Trust, including any occurrence at, in, on, upon or about the Trust Estate (including any personal injury, loss of life, or property damage), or Trustor's use, occupancy, or operation of the Trust Estate, or the filing or enforcement of any mechanic's lien, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Trust Estate, including failure to comply with any Legal Requirement or with any requirement of this Deed of Trust that applies to Trustor, except to the extent resulting from the gross negligence, fraud or willful misconduct of Trustee or Beneficiary. If Beneficiary is a party to any litigation as to which either Trustor is required to indemnify Beneficiary (or is made a defendant in any action of any kind against Trustor or relating directly or indirectly to any portion of the Trust Estate) then, at Beneficiary's option, Trustor shall undertake Beneficiary's defense, using counsel reasonably satisfactory to Beneficiary (and any settlement shall be subject to Beneficiary's consent, which consent shall not be unreasonably withheld), and in any case shall indemnify Beneficiary against such litigation. Trustor shall pay all reasonable costs and expenses, including reasonable legal costs, that Beneficiary pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Deed of Trust shall be a demand obligation, shall be added to, and become a part of, the secured obligations under this Deed of Trust, shall be secured by this Deed of Trust and, if not paid promptly following demand therefor (which demand shall, unless associated with Loan Document enforcement actions, set forth in reasonable detail an itemization of the amount so demanded) shall bear interest at the interest rate specified in the Credit Agreement. Such indemnity shall survive any release of this Deed of Trust and any foreclosure.

        1.15    Beneficiary's Cure of Trustor's Default.    If Trustor defaults hereunder in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Deed of Trust or any other Financing Agreement or any FF&E Financing Agreement, Beneficiary may, but is not obligated to, to preserve its interest in the Trust Estate, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Beneficiary in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Beneficiary, together with interest thereon at the interest rate applicable to overdue principal set forth in the Credit Agreement, from the date incurred until paid by Trustor, shall be added to the indebtedness and secured by the lien of this Deed of Trust. Beneficiary, is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Trustor or any person in possession holding under Trustor. No exercise of any rights under this Section 1.15 by Beneficiary shall cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

        1.16    Use of Land.    Trustor covenants that the Trust Estate shall be used and operated in a manner consistent with the requirements of the Loan Documents.

        1.17    Compliance with Permitted Lien Agreements.    Trustor shall comply with each and every material obligation contained in any agreement pertaining to a Permitted Lien.

        1.18    Defense of Actions.    Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys' fees in any such action or proceeding in which Beneficiary or Trustee may appear or may be joined as a party and in any suit brought by Beneficiary based upon or in connection with this Deed of Trust, the Guaranty or any other Loan Document to which Trustor is a party. Nothing contained in this section shall, however, limit the right of Beneficiary to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Trustor.

        1.19    Affiliates.

          (a)    Subject to Trust Deed.    Subject to compliance with the requirements of applicable Nevada Gaming Laws, Trustor shall cause all of its Affiliates in any way involved with the operation of the Trust Estate or the Project to observe the covenants and conditions of this Deed of Trust to the extent necessary to give the full intended effect to such covenants and conditions and to protect and preserve the security of Beneficiary hereunder. Trustor shall, at Beneficiary's request, cause any such Affiliate to execute and deliver to Beneficiary or Trustee such further instruments or documents as Beneficiary may reasonably deem necessary to effectuate the terms of this Section 1.19.

          (b)    Restriction on Use of Subsidiary or Affiliate.    Except as permitted under the Credit Agreement, the Notes, the Guaranty or the other Loan Documents (including any Security Document), Trustor shall not use any Affiliate in the operation of the Trust Estate or the Project if such use would in any way impair the security for the Obligations or circumvent any covenant or condition of this Deed of Trust, the Guaranty or of any other Loan Document.

        1.20    Title Insurance.    On the Closing Date, Trustor shall cause to be delivered to Trustee at Trustor's expense, one or more ALTA extended coverage Lender's Policies of Title Insurance showing fee title to the real property situated in the County of Clark, State of Nevada, more specifically described in Schedule A attached hereto, vested in Trustor and the lien of this Deed of Trust to be a perfected lien, prior to any and all encumbrances other than Permitted Encumbrances (excluding, however, any such non-Permitted Encumbrances for which the Title Insurer has agreed to provide an endorsement or affirmative coverage protecting the lien of this Deed of Trust against such non-Permitted Encumbrances).

ARTICLE TWO

GUARANTY PROVISIONS

        2.1    Interaction with Guaranty

          (a)    Incorporation by Reference.    All terms, covenants, conditions, provisions and requirements of the Guaranty are incorporated by reference in this Deed of Trust.

          (b)    Conflicts.    In the event of any conflict or inconsistency between the provisions of this Deed of Trust and those of the Guaranty, Credit Agreement or the Disbursement and Administration Agreement, the provisions of the Guaranty, Credit Agreement or the Disbursement and Administration Agreement, as applicable, shall govern.

        2.2    Other Collateral.    This Deed of Trust is one of a number of security agreements delivered by or on behalf of Trustor and other Persons pursuant to the Credit Agreement and the other Loan Documents (including the Security Documents) and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under any of the Loan Documents (including the Security Documents) (including a separate future unrecorded agreement between Trustor and Beneficiary), other collateral for the Obligations secured hereunder (i.e., collateral other than the Trust Estate) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Deed of Trust. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Trust Estate created and continued by this Deed of Trust. No such release shall impair the priority of the lien of this Deed of Trust. By accepting its interest in the Trust Estate, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.

ARTICLE THREE

DEFAULTS

        3.1    Event of Default.    The term "Event of Default," wherever used in this Deed of Trust, shall mean any of (i) one or more of the events of default listed in the Credit Agreement or the Guaranty or (ii) so long as the Disbursement and Administration Agreement is in effect, one or more of the events of default listed in the Disbursement and Administration Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

ARTICLE FOUR

REMEDIES

        4.1    Acceleration of Maturity.    If an Event of Default occurs, Beneficiary may (except that such acceleration shall be automatic if the Event of Default is caused by Borrower's or Trustor's Bankruptcy), in accordance with the Loan Documents, declare the Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives) notwithstanding anything in this Deed of Trust or any Loan Document or applicable law to the contrary.

        4.2    Protective Advances.    If Borrower or Trustor fails to make any payment or perform any other obligation under the Notes, Credit Agreement, Guaranty or any other Financing Agreement, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

        4.3    Institution of Equity Proceedings.    If an Event of Default occurs, Beneficiary may institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Notes, the Guaranty or any other Loan Document (including any Security Document), all of which shall be specifically enforceable by injunction or other equitable remedy. Trustor waives any defense based on laches or any applicable statute of limitations.

        4.4    Beneficiary's Power of Enforcement.

        (a)  If an Event of Default occurs, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written Notice of Breach and Election to Sell (NRS 107.080(3)) (or other statutory notice) to cause the Trust Estate to be sold to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

        (b)  After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, including compliance with all applicable Nevada Gaming Laws, Trustee without demand on Trustor, shall sell the Trust Estate or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall execute and deliver to the purchaser its Deed, Bill of Sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

        (c)  After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees and other legal expenses of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate applicable to overdue principal set forth in the Credit Agreement to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto as provided in NRS 40.462.

        (d)  Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default occurs, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Loan Documents; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

        (e)  The remedies described in this Section 4.4 may be exercised with respect to all or any portion of the Personal Property, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the Personal Property in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the Personal Property (and all personal property that is subject to a security interest in favor, or for the benefit, of Beneficiary) in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

        4.5    Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.

        (a)  Subject to compliance with applicable Nevada Gaming Laws, if an Event of Default occurs, (i) Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all the Trust Estate including the Personal Property, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor; and (ii) Trustor shall pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

        (b)  If Trustor shall for any reason fail to surrender or deliver the Trust Estate, the Personal Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or Trustee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

        (c)  Subject to compliance with applicable Nevada Gaming Laws, upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

          (1)  make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

          (2)  insure or keep the Trust Estate insured;

          (3)  manage and operate the Trust Estate and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

          (4)  enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and, subject to the absolute assignment of the Leases and Rents to Beneficiary, Beneficiary or Trustee may collect and receive all the Rents, including those past due as well as those accruing thereafter; and shall apply the monies so received by Beneficiary or Trustee in such priority as Beneficiary may determine to (1) the payment of interest and principal due and payable on the Notes or the other Loan Documents, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee; and (5) any other charges or costs required to be paid by Trustor under the terms hereof; and

          (5)  rent or sublet the Trust Estate or any portion thereof for any purpose permitted by this Deed of Trust.

        Beneficiary or Trustee shall surrender possession of the Trust Estate and the Personal Property to Trustor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Credit Agreement or this Deed of Trust, shall have been paid and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

        4.6    Leases.    Beneficiary is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Estate, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Trustor to be, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Trust Estate, or any portion thereof. Unless otherwise agreed by Beneficiary in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Deed of Trust; provided, however that (i) in accordance with the terms of the Loan Documents, Beneficiary may be required to execute a non-disturbance and attornment agreement in connection with certain Space Leases; and (ii) from time to time Beneficiary may execute and record among the land records of the jurisdiction where this Deed of Trust is recorded, subordination statements with respect to such of said Space Leases as Beneficiary may designate in its sole discretion, whereby the Space Leases so designated by Beneficiary shall be made superior to the lien of this Deed of Trust for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Deed of Trust and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that the Trustor and Space Lessee recognize the right of Beneficiary to elect and to effect such subordination of this Deed of Trust and consents thereto.

        4.7    Purchase by Beneficiary.    Upon any foreclosure sale (whether judicial or nonjudicial), Beneficiary may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

        4.8    Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.    Trustor agrees to the full extent permitted by law that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Trust Estate marshalled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Trust Estate in part or as an entirety.

        4.9    Receiver.    If an Event of Default occurs, Beneficiary, to the extent permitted by law and subject to compliance with all applicable Nevada Gaming Laws, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the Guaranty or the other Loan Documents or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof. Beneficiary shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

        4.10    Suits to Protect the Trust Estate.    Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Estate, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

        4.11    Proofs of Claim.    In the case of any receivership, Insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, or, to the extent the same would result in an Event of Default hereunder, any Subsidiary, or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem to be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Loan Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

        4.12    Trustor to Pay the Obligations on Any Default in Payment; Application of Monies by Beneficiary.

        (a)  In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid with respect to the Obligations and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the rate applicable to overdue principal as set forth in the Credit Agreement.

        (b)  Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

        (c)  Any monies collected or received by Beneficiary under this Section 4.12 shall be first applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary, and the balance remaining shall be applied to the Obligations.

        (d)  The provisions of this section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes or the other Loan Documents.

        4.13    Delay or Omission; No Waiver.    No delay or omission of Beneficiary or any Bank to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Loan Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

        4.14    No Waiver of One Default to Affect Another.    No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary or the required percentage of the Banks (as determined pursuant to the Credit Agreement), to the extent applicable under the Credit Agreement, (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, the Credit Agreement, this Deed of Trust, the Guaranty, the Disbursement and Administration Agreement or any other Loan Document (including any Security Document); (d) releases any part of the Trust Estate from the lien or security interest of this Deed of Trust or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Land (to the extent such consent is required); (f) consents to the granting of any easement on the Land (to the extent such consent is required); or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Loan Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability of Trustor under the Guaranty or any other Loan Document (including any Security Document) or otherwise, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this Section 4.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document (including any Security Document), (i) in the case of any non-monetary Event of Default, Beneficiary may continue to accept payments secured hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums secured hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

        4.15    Discontinuance of Proceedings; Position of Parties Restored.    If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

        4.16    Remedies Cumulative.    No right, power or remedy, including without limitation remedies with respect to any security for Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Loan Document (including any Security Document) is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or any other Loan Document (including any Security Document), now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

        4.17    Interest After Event of Default.    If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Obligations shall, at Beneficiary's option, bear interest at the rate applicable to overdue principal set forth in the Credit Agreement until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

        4.18    Foreclosure; Expenses of Litigation.    If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the lien and security interest of this Deed of Trust, including the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Guaranty or any other Loan Document (including any Security Document), the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the rate applicable to overdue principal set forth in the Credit Agreement, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

        4.19    Deficiency Judgments.    If after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any Obligations, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the rate applicable to overdue principal set forth in the Credit Agreement. Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 4.18 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the lien hereof.

        4.20    Waiver of Jury Trial.    Beneficiary and Trustor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with the Obligations. Any such disputes shall be resolved in a bench trial without a jury.

        4.21    Exculpation of Beneficiary.    The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Trust Estate, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Beneficiary, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

ARTICLE FIVE

RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
OTHER PROVISIONS RELATING TO TRUSTEE

        Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows.

        5.1    Exercise of Remedies by Trustee.    To the extent that this Deed of Trust or applicable law, including all applicable Nevada Gaming Laws, authorizes or empowers, or does not require approval for, Beneficiary to exercise any remedies set forth in Article Four hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Nevada) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State of Nevada. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

        5.2    Rights and Privileges of Trustee.    To the extent that this Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

        5.3    Resignation or Replacement of Trustee.    Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of Nevada. The law of the State of Nevada (including, without limitation, the Nevada Gaming Laws) shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the obligations secured hereunder have been paid in full or the Trust Estate has been sold hereunder or released in accordance with the provisions of the Guaranty and the other Loan Documents (including the Security Documents). Beneficiary's written appointment and designation of any Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

        5.4    Authority of Beneficiary.    If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

        5.5    Effect of Appointment of Successor Trustee.    Upon the appointment and designation of any successor, substitute or replacement Trustee, and subject to compliance with applicable Nevada Gaming Laws and other applicable laws, Trustee's entire estate and title in the Trust Estate shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

        5.6    Confirmation of Transfer and Succession.    Upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Trust Estate of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

        5.7    Exculpation.    Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

        5.8    Endorsement and Execution of Documents.    Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Guaranty and the other Loan Documents (including the Security Documents). Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Trust Estate. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

        5.9    Multiple Trustees.    If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

        5.10    Terms of Trustee's Acceptance.    Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

          (a)    Delegation.    Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

          (b)    Counsel.    Trustee may select and employ legal counsel (including any law firm representing Beneficiary). Trustor shall reimburse all reasonable legal fees and expenses that Trustee may thereby incur.

          (c)    Security.    Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

          (d)    Costs and Expenses.    Trustor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust, in complying with all applicable Nevada Gaming Laws and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

          (e)    Release.    Upon full and indefeasible payment and performance of the Obligations secured hereunder, Beneficiary shall request that Trustee release this Deed of Trust. Upon receipt of such request Trustee shall release this Deed of Trust to Trustor. Trustor shall pay all costs of recordation, if any.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

        6.1    Heirs, Successors and Assigns Included in Parties.    Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included, and subject to the limitations set forth in Section 1.9, all covenants and agreements contained in this Deed of Trust, by or on behalf of Trustor or Beneficiary shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.

        6.2    Addresses for Notices, Etc.    Any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust to Trustor or Beneficiary shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party set forth below, and delivered by hand at such address or (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same is actually received by such party:

Beneficiary:	Deutsche Bank Trust Company Americas 31 West 52nd Street, 7th Floor New York, New York 10019 Attn: Jeff Baevsky
With a copy to:	Latham & Watkins 701 B. Street, Suite 2100 San Diego, California 92101 Attn: Sony Ben-Moshe, Esq.
Trustor:	Palo, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Legal Department
With a copy to:	Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 Attn: C. Kevin McGeehan
Trustee:	Nevada Title Company 2500 North Buffalo, Suite 150 Las Vegas, Nevada 89128 Attn: Robbie Graham

        6.3    Change of Notice Address.    Any Person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that person, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.

        6.4    Headings.    The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

        6.5    Invalid Provisions to Affect No Others.    In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Credit Agreement, the Guaranty or any other Loan Document (including the Security Documents) shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Credit Agreement, the Guaranty or any other Loan Document (including the Security Documents) shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Trustor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        6.6    Changes and Priority Over Intervening Liens.    Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

        6.7    Estoppel Certificates.    Within ten (10) Business Days after Beneficiary's written request, Trustor shall from time to time execute a certificate, in recordable form (an "Estoppel Certificate"), stating, except to the extent it would be inaccurate to so state: (a) the current amount of the Obligations secured hereunder and all elements thereof, including principal, interest, and all other elements; (b) that Trustor has no defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Obligations secured hereunder; (c) that neither the Guaranty, this Deed of Trust nor any other Loan Documents (including the Security Documents) to which it is a party have been amended, whether orally or in writing; (d) that Trustor has no claims against Beneficiary of any kind; (e) that any power of attorney granted to Beneficiary is in full force and effect; and (f) such other matters relating to this Deed of Trust, the Guaranty or any other Loan Document (including any Security Document) to which it is a party and the relationship of Trustor and Beneficiary as Beneficiary shall request. In addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances.

        6.8    Waiver of Setoff and Counterclaim.    All Obligations shall be payable without setoff, counterclaim or any deduction whatsoever. Trustor hereby waives the right to assert a counterclaim (other than a compulsory counterclaim) in any action or proceeding brought against it by Beneficiary and/or any Bank under the Loan Documents, or arising out of or in any way connected with this Deed of Trust or the other Loan Documents (including the Security Documents) or the Obligations.

        6.9    Governing Law.    The Credit Agreement, the Notes and the Guaranty provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Deed of Trust shall also be construed under and governed by the laws of the State of New York; provided, however, that (i) the terms and provisions of this Deed of Trust pertaining to the priority, perfection, enforcement or realization by Beneficiary of its respective rights and remedies under this Deed of Trust with respect to the Trust Estate shall be governed and construed and enforced in accordance with the internal laws of the State of Nevada (the "State") without giving effect to the conflicts-of-law rules and principles of the State; (ii) Trustor agrees that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or nonjudicial) of the Trust Estate, or any portion thereof, or any other realization thereon by Beneficiary or any Bank under the Loan Documents, Beneficiary or such Bank, as the case may be, shall have the right to seek such a deficiency judgment against Trustor in the State; and (iii) Trustor agrees that if Beneficiary or any Bank under the Loan Documents obtains a deficiency judgment in another state against Trustor, then Beneficiary or such Bank, as the case may be, shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states.

        6.10    Required Notices.    Trustor shall notify Beneficiary promptly of the occurrence of any of the following and shall immediately provide Beneficiary a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Authority relating to all or any material part of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (ii) receipt of any notice from any tenant leasing all or any material portion of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iii) receipt of notice from the holder of any Permitted Lien relating to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iv) the commencement of any proceedings or the entry of any judgment, decree or order materially affecting all or any portion of the Trust Estate or which involve the potential liability of Trustor or its Affiliates in an amount in excess of $25,000,000 (other than for personal injury actions and related property damage suits which are covered by such insurance); or (v) commencement of any judicial or administrative proceedings or the entry of any judgment, decree or order by or against or otherwise affecting Trustor or any Affiliate of Trustor, a material portion of the Trust Estate, or a material portion of the Personal Property, or any other action by any creditor or lessor thereof as a result of any default under the terms of any lease.

        6.11    Reconveyance.    Upon written request of Trustor when the Obligations secured hereby have been satisfied in full, Beneficiary shall cause Trustee to reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

        6.12    Attorneys' Fees.    Without limiting any other provision contained herein, Trustor agrees to pay all costs of Beneficiary or Trustee incurred in connection with the enforcement of this Deed of Trust, the Guaranty or the other Loan Documents to which it is a party, including without limitation all reasonable attorneys' fees whether or not suit is commenced, and including, without limitation, fees incurred in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.

        6.13    Late Charges.    By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right to collect any late charge thereon or interest thereon at the interest rate on the Notes or as otherwise specified in the Credit Agreement, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.

        6.14    Cost of Accounting.    Trustor shall pay to Beneficiary, for and on account of the preparation and rendition of any accounting, which Trustor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.

        6.15    Right of Entry.    Subject to compliance with applicable Nevada Gaming Laws, Beneficiary may at any reasonable time or times and on reasonable prior written notice to Trustor make or cause to be made entry upon and inspections of the Trust Estate or any part thereof in person or by agent.

        6.16    Corrections.    Trustor shall, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust (including, but not limited to, in the exhibits and schedules attached hereto) or in the execution or acknowledgement hereof, and shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

        6.17    Statute of Limitations.    To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

        6.18    Subrogation.    Should the proceeds of any loan or advance made by Beneficiary or any Bank under the Credit Agreement, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Beneficiary or any Bank under the Credit Agreement, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Trust Estate, or any part thereof, then, as additional security hereunder, Trustee, on behalf of Beneficiary, shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

        6.19    Joint and Several Liability.    All obligations of Trustor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Trustor, without, however, creating a present or other lien or charge thereon.

        6.20    Homestead.    Trustor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Trust Estate as against the collection of the Obligations, or any part hereof.

        6.21    Context.    In this Deed of Trust, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.

        6.22    Time.    Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to "days" in this Deed of Trust shall be deemed to mean "calendar days."

        6.23    Interpretation.    As used in this Deed of Trust unless the context clearly requires otherwise: The terms "herein" or "hereunder" and similar terms without reference to a particular section shall refer to the entire Deed of Trust and not just to the section in which such terms appear; the term "lien" shall also mean a security interest, and the term "security interest" shall also mean a lien.

        6.24    Effect of NRS 107.030.    To the extent not inconsistent herewith, the provisions of NRS 107.030 (1), (3), (5), (6), (8) and (9) are included herein by reference.

        6.25    Amendments.    This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Guaranty.

        6.26    No Conflicts.    In the event that any of the provisions contained here conflict with the Palo Security Agreement, the provisions contained in the Palo Security Agreement shall prevail.

ARTICLE SEVEN

POWER OF ATTORNEY

        7.1    Grant of Power.    Subject to compliance with applicable Nevada Gaming Laws, Trustor irrevocably appoints Beneficiary and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Trustor in its name, place and stead as hereinafter provided:

          7.1.1    Possession and Completion.    To take possession of the Land and the Project, remove all employees, contractors and agents of Trustor therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Land and the Project.

          7.1.2    Plans.    To make such additions, changes and corrections in the current Plans and Specifications as may be necessary or desirable, in Beneficiary's reasonable discretion, or as it deems proper to complete the Project.

          7.1.3    Employment of Others.    To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Beneficiary, in its discretion, deems proper for the completion of the Project, for the protection or clearance of title to the Land or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

          7.1.4    Security Guards.    To employ watchmen to protect the Land and the Project from injury.

          7.1.5    Compromise Claims.    To pay, settle or compromise all bills and claims then existing or thereafter arising against Trustor, which Beneficiary, in its discretion, deems proper for the protection or clearance of title to the Land or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

          7.1.6    Legal Proceedings.    To prosecute and defend all actions and proceedings in connection with the Land or the Project.

        7.2    Other Acts.    To execute, acknowledge and deliver all other instruments and documents in the name of Trustor that are necessary or desirable, to exercise Trustor's rights under all contracts concerning the Land or the Project, including, without limitation, under any Space Leases, and to do all other acts with respect to the Land or the Project that Trustor might do on its own behalf, as Beneficiary, in its reasonable discretion, deems proper.

ARTICLE EIGHT

GUARANTOR PROVISIONS

        8.1    Absolute and Unconditional Obligations.    All rights of Administrative Agent and all obligations of Trustor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity, legality or enforceability of the Credit Agreement, any Note, or any other Loan Document, (ii) the failure of any Bank or any holder of any of the Obligations to assert any claim or demand or to enforce any right or remedy against Borrower, Trustor or any other Person (including any other guarantor of the Obligations) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all of the Obligations, or any other extension or renewal of any Obligation, (iv) any reduction, limitation, impairment or termination of any of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Trustor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation, (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document, (vi) any sale, exchange, release or surrender of, realization upon or other manner or order of dealing with any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against, (vii) the application of any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower or any other Person to the Banks under the Loan Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid, (viii) any action or failure to act in any manner referred to in this Deed of Trust which may deprive Trustor of its right to subrogation against Borrower or any other Person to recover full indemnity for any payments or performances made pursuant to this Deed of Trust or of its right of contribution against any other party and (ix) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any other Person, Trustor, any surety or any guarantor.

        8.2    Waiver.    Trustor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including (i) any right to require Administrative Agent or any other Bank to proceed against Borrower or any other Person or to proceed against or exhaust any security held by Administrative Agent or any other Bank at any time or to pursue any other remedy in Administrative Agent's or any other Bank's power before proceeding against Trustor, (ii) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Borrower or any other Person or the failure of Administrative Agent or any other Bank to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or any other Person, (iii) demand, presentment, protest and notice of any kind except as provided herein, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Administrative Agent, any other Bank, any endorser or creditor of Borrower, Trustor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or any other Bank as collateral or in connection with any Obligation, (iv) any defense based upon an election of remedies by Administrative Agent or any other Bank, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Trustor, the right of Trustor to proceed against Borrower or any other Person for reimbursement, or both, (v) any defense based on any offset against any amounts which may be owed by any Person to Trustor for any reason whatsoever, (vi) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or any other Person of the failure by Borrower or any other Person to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Loan Documents, (vii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, provided, that, upon payment or performance in full of the Obligations, this Deed of Trust shall no longer be of any force or effect, (viii) any defense, setoff or counterclaim which may at any time be available to or asserted by Borrower or any other Person against Administrative Agent, any other Bank or any other Person under the Loan Documents, (ix) any duty on the part of Administrative Agent or any other Bank to disclose to Trustor any facts Administrative Agent or any other Bank may now or hereafter know about Borrower or any other Person, regardless of whether Administrative Agent or such Bank have reason to believe that any such facts materially increase the risk beyond that which Trustor intends to assume, or have reason to believe that such facts are unknown to Trustor, or have a reasonable opportunity to communicate such facts to Trustor, since Trustor acknowledges that Trustor is fully responsible for being and keeping informed of the financial condition of Borrower and any other Person liable for the Obligations and of all circumstances bearing on the risk of non-payment or non-performance of any obligations and liabilities hereby guaranteed, (x) the fact that Trustor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower or any other Person or otherwise cease to be an Affiliate of Borrower or any other Person, as the case may be, (xi) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Loan Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Loan Documents, (xii) any defense arising because of Administrative Agent's or any other Bank's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and (xiii) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. To the fullest extent permitted by NRS 40.485 (1) and (2), the provisions of NRS 40.430 are waived.

        8.3    Net Worth Limitation.    If, notwithstanding the representation and warranty set forth in Section 1.2(b) hereof or anything to the contrary herein, enforcement of the liability of Trustor under this Deed of Trust for the full amount of the Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Trustor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

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        IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing as of the day and year first above written.

TRUSTOR:
PALO, LLC, a Nevada limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC a Nevada limited liability company, its sole member
		By:	/s/ STEPHEN A. WYNN Name: Stephen A. Wynn Title: Managing Member

SCHEDULE A

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DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
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